Exhibit 10.1

AGREEMENT TO TERMINATE THE REGISTRATION RIGHTS AGREEMENT
This Agreement to Terminate the Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2020, by and between Westell Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned trustees (the “Trustees”), on behalf of the Voting Trust formed pursuant to the Voting Trust Agreement, dated February 23, 1994, among Robert C. Penny III and certain members of the Penny family and the Simon family (the “Voting Trust”).
WHEREAS, the Voting Trust and the Company entered into a Registration Rights Agreement, dated as of February 23, 1994 (the “Registration Rights Agreement”), under which the Trustees, on behalf of the Voting Trust, have certain rights to require the Company to register for sale under the Securities Act of 1933, as amended, the shares of Class A Common Stock into which such shares of the Company’s Class B Common Stock held by the Voting Trust are convertible;
WHEREAS, the Company proposes to execute a reverse stock split of its Class A Common Stock and Class B Common Stock followed by a forward stock split of such common stock that allow the Company to terminate the registration of its Class A Common Stock under the Securities Exchange Act of 1934, as amended, and result in the shares of the Class A Common Stock no longer being traded on the Nasdaq Capital Market, which, in turn, will cause the Company to cease to be a public reporting company (collectively, the “Transaction”); and
WHEREAS, in furtherance thereof, the Trustees, on behalf of the Voting Trust, and the Company believe that it is in their best interests to terminate the Registration Rights Agreement upon consummation of the Transaction.
NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Company and the Trustees, on behalf of the Voting Trust, hereby agree as follows:
1. Termination of Registration Rights Agreement. The Registration Rights Agreement is hereby terminated effective upon the consummation of the Transaction.
2. Miscellaneous. This Agreement contains the complete and exclusive statement of the agreement of the parties and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. No amendment or modification of this Agreement will be effective unless made in a writing signed on behalf of both the Voting Trust and the Company.
3.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.
* * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

WESTELL TECHNOLOGIES, INC.

By:	/s/ Timothy L. Duitsman
	Name:	Timothy L. Duitsman
	Title:	President and Chief Executive Officer

VOTING TRUST

By:	/s/ Robert C. Penny III
	Name:	Robert C. Penny III
	Title:	Trustee
By:	/s/ Robert W. Foskett
	Name:	Robert W. Foskett
	Title:	Trustee
By:	/s/ Patrick J. McDonough, Jr.
	Name:	Patrick J. McDonough, Jr.
	Title:	Trustee